EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SpaceDev, Inc.
Poway, CA

We consent to the inclusion in this Post Effective Amendment No. 4 to Form SB-2 of SpaceDev, Inc. (333-119494) of our report dated March 28, 2007, relating to the consolidated financial statements of SpaceDev, Inc. for the years ended December 31, 2006 and 2005.

San Diego, California         /s/ PKF
May 7, 2007       Certified Public Accountants
                      A Professional Corporation